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                                 EXHIBIT INDEX

(e) Distribution Agreement, dated Jan 1. 2007, between Registrant and RiverSource Distributors, Inc.

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)      Consent of Independent Registered Public Accounting Firm.

(m) Plan and Agreement of Distribution, dated Jan. 1, 2007, between Registrant and RiverSource Distributors, Inc.

(p)(4) Code of Ethics adopted under Rule 17j-1 for RiverSource Small Cap Value and RiverSource Variable Portfolio - Small Cap Value Funds' Subadviser Donald Smith & Co., Inc., adopted Jan. 1, 2005, revised June 1, 2006.

(p)(5) Code of Ethics adopted under Rule 17j-1 for RiverSource Small Cap Value and RiverSource Variable Portfolio - Small Cap Value Funds' Subadviser Barrow, Hanley, Mewhinney & Strauss, Inc., dated Jan. 2007.

(p)(6) Code of Ethics adopted under Rule 17j-1 for RiverSource Small Cap Value and RiverSource Variable Portfolio - Small Cap Value Funds' Subadviser Franklin Portfolio, dated Feb. 2007.

(p)(7) Code of Ethics adopted under Rule 17j-1 for RiverSource Variable Portfolio - Small Cap Value Fund's Subadviser River Road Asset Management, LLC, dated Jan. 1, 2007.

(q)(1) Directors/Trustees Power of Attorney to sign Amendments to this same Registration Statement, dated Dec. 5, 2006.